As filed with the Securities and Exchange Commission
                                    on September 25, 1998
                                    Registration No. 333-

                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933


                       L-3 Communications Holdings, Inc.
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                 13-3937434
    (State or Other Jurisdiction of                  (I.R.S. Employer
    Incorporation or Organization)                Identification Number)

                                600 Third Avenue
                            New York, New York 10016
   (Address, Including Zip Code, of Registrant's Principal Executive Office)

               L-3 Communications Corporation Master Savings Plan
                 L-3 Communication Systems-Camden Savings Plan
                  Randtron Employees' Retirement Savings Plan
              L-3 ILEX Systems Savings and Security Plan and Trust
              L-3 Hygienetics Environmental Services Savings Plan
                         L-3 Ocean Systems Thrift Plan
                           (Full titles of the Plans)


                            Christopher C. Cambria
                       L-3 Communications Holdings, Inc.
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 697-1111
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                           Vincent Pagano, Jr., Esq.
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                         New York, New York 10017-3909
                                 (212) 455-2000


        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

        CALCULATION OF REGISTRATION FEE

                                      Proposed      Proposed
                                      Maximum       Maximum
                           Amount     Offering      Aggregate       Amount of
Title of Securities        to be      Price Per     Offering      Registration
 to be Registered        Registered   Share(a)      Price (a)        Fee (a)
---------------------    ----------   ---------     ---------     ------------

Common Stock, $0.01
par value per share      1,000,000    $36.219       $36,219,000   $10,684.53


(a) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the Common Stock on the New York Stock Exchange on September 22, 1998.

In addition, pursuant to 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee Plans.

                                    PART II

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission by L-3 Communications Holdings, Inc. (the "Company" or the "Registrant") are hereby incorporated in this Registration Statement by reference:

          (a) The Prospectus dated May 18, 1998 filed pursuant to Rule 424(b) under the Securities Act with respect to the offering of Common Stock; and

          (b) The Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on May 18, 1998 with respect to the registration of Common Stock.

          (c) The Company's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1998 as filed with the Securities and Exchange Commission on August 14, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

     Not required.

Item 5.   Interests of Named Experts and Counsel.

     None.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides for, among other things:

            (i) permissive indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

           (ii) permissive indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

          (iii) mandatory indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by (i) and (ii) above; and

           (iv) that the indemnification provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

     In addition to the indemnification provisions of the DGCL described above, the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that the Registrant shall, to the fullest extent permitted by the DGCL, (i) indemnify its officers and directors and (ii) advance expenses incurred by such officers or directors in relation to any action, suit or proceeding.

     The Registrant's Bylaws (the "Bylaws") require the advancement of expenses to an officer or director (without a determination as to his conduct) in advance of the final disposition of a proceeding if such person furnishes a written affirmation of his good faith belief that he has met the applicable standard of conduct and furnishes a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification. In connection with proceedings by or in the right of the Registrant, the Bylaws provide that indemnification shall include not only reasonable expenses, but also judgments, fines, penalties and amounts paid in settlement. The Bylaws provide that the Registrant may, subject to authorization on a case-by-case basis, indemnify and advance expenses to employees or agents to the same extent as a director or to a lesser extent (or greater, as permitted by law) as determined by the Board of Directors.

     The Bylaws purport to confer upon officers and directors contractual rights to indemnification and advancement of expenses as provided therein.

     The Certificate of Incorporation limits the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of the fiduciary duty as a director, other than liability as a director (i) for breach of duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (certain illegal distributions) or (iv) for any transaction for which the director derived an improper personal benefit.

     The Registrant maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     The following exhibits are filed as part of this Registration Statement.

     4.1 Amended and Restated Certificate of Incorporation of L-3 Communications Holdings, Inc. (incorporated by reference to
               Exhibit 3.1 to Registration Statement on Form S-1, File No. 333-46975)

     4.2 By-Laws of L-3 Communications Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1, File No. 333-46975)

     5.1 Opinion of Simpson Thacher & Bartlett regarding the legality of the newly issued stock being registered

     23.1      Consent of PricewaterhouseCoopers LLP, independent auditors

     23.2      Consent of Ernst & Young LLP, independent auditors

     23.21     Consent of Ernst & Young LLP, independent auditors

     23.3      Consent of KPMG Peat Marwick LLP, independent auditors

     23.4 Consent of Simpson Thacher & Bartlett (included in their opinion filed as Exhibit 5.1 hereto)

     24        Power of Attorney (included in Part II of this Registration
               Statement)

Item 9.   Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of each plan's annual report pursuant to Section 15(d) of the Exchange
     Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To submit the Savings Plans and any amendments to such plans to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to qualify such plans under Section 401 of the Internal Revenue Code of 1986.

          (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act, L-3 Communications Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of September, 1998.

                                          L-3 COMMUNICATIONS HOLDINGS, INC.


                                          By: /s/ Christopher C. Cambria
                                              -------------------------------
                                              Name:   Christopher C. Cambria
                                              Title:  Vice President-General
                                                      Counsel and Secretary


                               POWER OF ATTORNEY

          The undersigned Directors of L-3 Communications Holdings, Inc., a Delaware corporation which proposes to file with the Securities and Exchange Commission, Washington, D.C. under the provisions of the Securities Act, a Registration Statement on Form S-8 with respect to certain shares of its common stock issued or to be issued to employees pursuant to the L-3 Communications Corporation Master Savings Plan, the L-3 Communication Systems-Camden Savings Plan, the Randtron Employees' Retirement Savings Plan, the L-3 ILEX Systems Savings and Security Plan and Trust, the L-3 Hygienetics Environmental Services Savings Plan and the L-3 Ocean Systems Thrift Plan, hereby constitutes and appoints Christopher C. Cambria as his or her attorney, with full power of substitution and resubstitution, for and in his or her name, place and stead, to sign and file the proposed Registration Statement and any and all amendments and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registration, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute.

          IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand at New York, New York this 25th day of September, 1998.

              Signature                                Title
              ---------                                -----

   /s/ Frank C. Lanza                  Chairman, Chief Executive Officer and
-------------------------------------  Director (Principal Executive
       Frank C. Lanza                  Officer)

   /s/ Robert V. LaPenta               President, Chief Financial Officer
-------------------------------------  (Principal Financial Officer) and
       Robert V. LaPenta               Director

   /s/ Michael T. Strianese            Vice President - Finance and
-------------------------------------  Controller (Principal Accounting
       Michael T. Strianese            Officer)

   /s/ David J. Brand                  Director
-------------------------------------
       David J. Brand

   /s/ Thomas A. Corcoran              Director
-------------------------------------
       Thomas A. Corcoran

   /s/ Alberto M. Finali               Director
-------------------------------------
       Alberto M. Finali

   /s/ Eliot M. Fried                  Director
-------------------------------------
       Eliot M. Fried

   /s/ Frank H. Menaker, Jr.           Director
-------------------------------------
       Frank H. Menaker, Jr.

                                       Director
-------------------------------------
      Robert B. Millard

                                       Director
-------------------------------------
      John E. Montague

                                       Director
-------------------------------------
      General John M. Shalikashvili

                                       Director
-------------------------------------
      Alan H. Washkowitz

                                 EXHIBIT INDEX


  Exhibit Number                      Description of Exhibit


     4.1 Amended and Restated Certificate of Incorporation of L-3 Communications Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1, File No. 333-46975)

     4.2            By-Laws of L-3 Communications Holdings, Inc.
                    (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1, File No. 333-46975)

     5.1 Opinion of Simpson Thacher & Bartlett regarding the legality of the newly issued stock being registered

     23.1 Consent of PricewaterhouseCoopers LLP, independent auditors

     23.2           Consent of Ernst & Young LLP, independent auditors

     23.21          Consent of Ernst & Young LLP, independent auditors

     23.3           Consent of KPMG Peat Marwick LLP, independent auditors

     23.4 Consent of Simpson Thacher & Bartlett (included in their opinion filed as Exhibit 5.1 hereto)

     24             Power of Attorney (included in Part II of this
                    Registration Statement)